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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the caption "Experts" and to the use of our reports pertaining to eGain Communications Corporation dated July 16, 1999 and pertaining to Sitebridge Corporation dated July 16, 1999 included in the proxy statement/prospectus of eGain Communications Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-34848) and related prospectus of eGain Communications Corporation for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

May 11, 2000